Exhibit 33.9

AEGON USA Realty Advisors, LLC
6300 C Street SW
Cedar Rapids, Iowa 52499-5554
specialservicing@aegonusa.com

Report on Assessment of Compliance with Applicable Servicing Criteria Pursuant to Item 1122(d) of

Regulation AB under the Securities Exchange Act of 1934

AEGON USA Realty Advisors, LLC (“AEGON”) as special servicer for the commercial mortgage backed securities transactions in Appendix B (the “Platform”) hereby provides the following report on its assessment of compliance with the applicable servicing criteria pursuant paragraph (d) of Item 1122 of Regulation AB applicable to it and as described on Appendix A hereto.

1.

AEGON is responsible for assessing its compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2020 (the “Reporting Period”) as noted on the accompanying Appendix A;

2.	Except as set forth in paragraph 3 below, AEGON used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the applicable servicing criteria;
3.	The criteria listed as “N/A” in the column titled “Performed Directly by AEGON” on Appendix A hereto are inapplicable to AEGON based on the activities it performs with respect to the Platform;
4.	AEGON has complied, in all material respects, with the applicable servicing criteria as of December 31, 2020 and for the Reporting Period with respect to the Platform taken as a whole;
5.	PricewaterhouseCoopers LLP, a registered public accounting firm, has issued an attestation report on AEGON’s assessment of compliance with the applicable servicing criteria for the Reporting period.

AEGON USA Realty Advisors, LLC

/s/ Sarah Swartzendruber
Sarah Swartzendruber
Managing Director

March 1, 2021

Appendix A – Servicing Criteria Applicable to AEGON

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by AEGON
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	XC
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/AA
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in  the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

XC
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	XB
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X

A  1122(d)( AEGON has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(v), 4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv) to be inapplicable to the activities AEGON performs with respect to the Platform.

B  This servicing activity was not performed during the Reporting Period as there were no loans serviced on the Platform that would trigger the applicability of this criteria.

C  This servicing activity was not performed during the Reporting Period as there was no activity for serviced loans on the Platform that would trigger performance of this activity.

Appendix A (cont.)

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by AEGON
Cash Collection and Administration (continued)
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

XC
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13K-1(b)(1) of the Securities Exchange Act.

XC
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	XC
1122(d)(2) (vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations:	XC
(A) Are mathematically accurate;
(B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements;
(C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and

(D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

A  AEGON has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(v), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv) to be inapplicable to the activities AEGON performs with respect to the Platform.

B  This servicing activity was not performed during the Reporting Period as there were no loans serviced on the Platform that would trigger the applicability of this criteria.

C  This servicing activity was not performed during the Reporting Period as there was no activity for serviced loans on the Platform that would trigger performance of this activity.

Appendix A (cont.)

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by AEGON
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:	X
(A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements;
(B) Provide information calculated in accordance with the terms specified in the transaction agreements;
(C) Are filed with the Commission as required by its rules and regulations; and
(D) Agree with investor’s or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/AA
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	N/AA
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/AA
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	XC
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	XB
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	XC

A  AEGON has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(v), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv) to be inapplicable to the activities AEGON performs with respect to the Platform.

B  This servicing activity was not performed during the Reporting Period as there were no loans serviced on the Platform that would trigger the applicability of this criteria.

C  This servicing activity was not performed during the Reporting Period as there was no activity for serviced loans on the Platform that would trigger performance of this activity.

Appendix A (cont.)

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by AEGON
Pool Asset Administration
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

XB
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	N/AA
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

XC
1122(d)(4) (vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated,

conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4) (viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X

A  AEGON has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(v), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv) to be inapplicable to the activities AEGON performs with respect to the Platform.

B  This servicing activity was not performed during the Reporting Period as there were no loans serviced on the Platform that would trigger the applicability of this criteria.

C  This servicing activity was not performed during the Reporting Period as there was no activity for serviced loans on the Platform that would trigger performance of this activity.

Appendix A (cont.)

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by AEGON
Pool Asset Administration (continued)
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/AA
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts):	N/AA
(A) Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements;
(B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and
(C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

N/AA
1122(d)(4) (xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

N/AA
1122(d)(4) (xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

N/AA
1122(d)(4) (xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	N/AA

A AEGON has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(v), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv) to be inapplicable to the activities AEGON performs with respect to the Platform.

Appendix A (cont.)

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by AEGON
Pool Asset Administration (continued)
1122(d)(4) (xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.	N/AA

A AEGON has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(v), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv) to be inapplicable to the activities AEGON performs with respect to the Platform.

Appendix B – Commercial Mortgage Backed Securities Transactions included in AEGON’s

Platform

Master
Servicer	Deal Name	Loan Specific Name
Berkadia	MSC 2013-ALTM
KeyBank	COMM 2013-300P
	GSMS 2016-RENT	Mezzanine B Note
SHOPS 2016-CSTL
COMM 2016-667M
CSMC 2017-LSTK
CSMC 2017-MOON
GSMS 2017-FARM
BX 2018-BIOA
DBGS 2018-BIOD
JPMCC 2018-AON
BBCMS 2017-DELC
CGDBB 2017-BIOC
BX 2019-RP
COMM 2016-GCT
SGCMS 2019-PREZ
BX 2019-XL
BX 2018-GW
BX 2018-BILT
JPMCC 2018-PHH
MSC 2018-SUN
Midland	PRMA CDO-III
PRMA CDO-IV
PRMA CDO-V
	BACM 2015-UBS7	200 Helen St
	CSAIL 2015-C3	Charles River Plaza North
GSMS 2017-485L
CGCMT 2018-TBR
	UBSCM 2018-C9	DreamWorks Headquarters
IPT 2018-INDP
BAMLL 2018-PARK
BAMLL 2019-BPR
USBank	PRMA CDO-VI
Wells Fargo	GSMS 2017-375H
	UBSCM 2017-C4	Fairmount at Brewerytown
BAMLL 2013-WBRK
WFLD 2014-MONT
BAMLL 2015-200P

BAMLL 2015-HAUL
BAMLL 2015-ASTR
GSMS 2015-590M
BAMLL 2016-SS1
BAMLL 2016-ISQ
BBCMS 2016-ETC
HY 2016-10HY
CFCRE 2016-C6	Potomac Mills
GSMS 2016-GS4	225 Bush Street
DBWF 2016-85T
PRKAV 2017-245P
UBSCM 2017-C1	SaveMart
HMH 2017-NSS
BXP 2017-GM
IMTT 2017-APTS
MAD 2017-330M
BXP 2017-CC
DBUBS 2017-BRBK
WFCM 2017-HSDB
BAMLL 2017-SCH	The Sheraton Grand Chicago - Leased Fee
WFCM 2017-SMP
WFCM 2018-Bxi
NCMS 2018-ALXA
DBWF 2018-AMXP
BANK 2018-BN12	Fair Oaks Mall
COMM 2018-HOME
WFCM 2018-1745
NCMS 2018-FL1
WFCM 2018-AUS
BX 2018-EXCL
BX 2018-IND
SGCMS 2019-787E
JAX 2019-LIC
SGCMS 2020-COVE
UBSCM 2018-NYCH
BX 2017-CQHP
FTST 2006-4TS